Exhibit 5.1
July 11, 2024 Conagra Brands, Inc. 222 W. Merchandise Mart Plaza, Suite 1300 Chicago, Illinois 60654 Re:Registration Statement on Form S-3	Mayer Brown LLP 71 S. Wacker Drive Chicago, Illinois 60606 United States of America T: +1 312 782 0600 mayerbrown.com

Ladies and Gentlemen:

We have represented Conagra Brands, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time pursuant to Rule 415 of the general rules and regulations promulgated under the Act of the following securities:

(i)shares of common stock, par value $5.00 per share, of the Company, including shares of common stock issuable upon conversion of other securities described herein (the “Common Stock”);

(ii)shares of Class B preferred stock, par value $50.00 per share, Class C preferred stock, par value $100.00 per share, Class D preferred stock, no par value per share, and Class E preferred stock, no par value per share, of the Company (collectively, the “Preferred Stock”); and

(iii)debt securities of the Company (the “Debt Securities”).

The Common Stock, the Preferred Stock and the Debt Securities are referred to herein collectively as the “Offered Securities.”

Unless otherwise provided in any prospectus supplement with respect to the Debt Securities, the Debt Securities will be issued in one or more series under an indenture (the “Indenture”), dated as of August 12, 2021, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as it may be amended and supplemented from time to time, a copy of which is filed as an exhibit to the Registration Statement.

The Company’s board of directors has taken and will take from time to time corporate

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July 11, 2024

action relating to the issuance of the Offered Securities (the “Corporate Proceedings”). Certain terms of the Offered Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company; (iii) the Amended and Restated By-Laws of the Company; and (iv) resolutions of the Company’s board of directors relating to the registration and offering of the Offered Securities.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms.

We have also assumed that (i) the Registration Statement will become, and remain, effective under the Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Offered Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any shares of Common Stock or Preferred Stock, including upon conversion of any Debt Securities or Preferred Stock (with respect to the Common Stock), will be at a price not less than the par value of such shares of Common Stock or Preferred Stock, as the case may be; (vii) the certificates evidencing any shares of Common Stock or Preferred Stock have been duly executed and delivered, if required under applicable law; (viii) the Corporate Proceedings with respect to the Offered Securities and their offering and issuance will have been completed; (ix) the terms of the Offered Securities will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; and (x) the terms of the Offered Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and such

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July 11, 2024

terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

(i)the Company is validly existing as a corporation under the laws of the State of Delaware;

(ii) except with respect to Common Stock issuable upon the conversion of Preferred Stock or Debt Securities, when the Common Stock has been issued and sold in the manner contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable;

(iii)with respect to Common Stock issuable upon the conversion of Preferred Stock or Debt Securities that are by their terms convertible, when such Common Stock has been issued upon conversion of such Preferred Stock or Debt Securities, such Common Stock will be validly issued, fully paid and nonassessable;

(iv)when the Preferred Stock has been issued and sold in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable; and

(v)when the Debt Securities have been executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture and when payment therefor is received by the Company, such Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, except that (1) the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (b) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (2) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances.

We are admitted to practice law in the State of New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

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July 11, 2024

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Offered Securities or their offering and sale.

This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP